EXHIBIT C

  ---------------------------------------------------------------------




                    SECURITIES PURCHASE AGREEMENT



                               Between



                           TRIBUNE COMPANY



                                 and



                     THE PURCHASERS NAMED HEREIN



                     Dated as of August 26, 1997




         5 1/2% Senior Convertible/Exchangeable Notes due 2000


                    $150,000,000 Principal Amount


  ---------------------------------------------------------------------




                          TABLE OF CONTENTS

                                                                     Page


                              ARTICLE I

                            SALE OF NOTES.........................  1

                             ARTICLE II

                               CLOSING............................  1
                  Section 2.1 Closing Date........................  1

                             ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........  2
                  Section 3.1 Due Incorporation...................  2
                  Section 3.2 Authority...........................  3
                  Section 3.3 Non-Contravention...................  3
                  Section 3.4 Enforceability of Agreement.........  3
                  Section 3.5 Title of the Notes..................  4

                             ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........  4
                  Section 4.1 Due Organization....................  4
                  Section 4.2 Authority...........................  4
                  Section 4.3 Non-Contravention...................  4
                  Section 4.4 Enforceability of Agreement.........  5
                  Section 4.5 Securities Act......................  5
                  Section 4.6 Funds...............................  5

                              ARTICLE V

            CONDITIONS TO THE OBLIGATIONS OF THE PARTIES..........  6
                  Section 5.1 Conditions to Obligations of the
                             Purchasers...........................  6
                  Section 5.2 Condition to Obligations of Each
                             Party ...............................  6
                  Section 5.3 Conditions to Obligations of the
                             Company..............................  6

                             ARTICLE VI

                        ADDITIONAL COVENANTS......................  6
                  Section 6.1 Payment of Expenses.................  6
                  Section 6.2 Voting Agreement....................  6

                             ARTICLE VII

                             TERMINATION..........................  7

                            ARTICLE VIII

                            MISCELLANEOUS.........................  8
                  Section 8.1 Governing Law.......................  8
                  Section 8.2 Survival............................  8
                  Section 8.3 Successors and Assigns..............  8
                  Section 8.4 Entire Agreement; Amendment.........  8
                  Section 8.5 Notices, Etc........................  9
                  Section 8.6 Delays or Omissions.................  9
                  Section 8.7 Counterparts........................ 10
                  Section 8.8 Severability........................ 10
                  Section 8.9 Titles and Subtitles................ 10
                  Section 8.10No Public Announcement.............. 10




                    SECURITIES PURCHASE AGREEMENT


            This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of August 26, 1997, among Tribune Company, a Delaware corporation (the "Company"), and each of the Purchasers listed on the signature pages hereto (individually, a "Purchaser" and collectively, the "Purchasers").


                             ARTICLE I

                            SALE OF NOTES

            Upon the terms and subject to the conditions set forth herein, on the Closing Date (as defined below), the Company will sell to each of the Purchasers and, in reliance on the representations and warranties of the Company contained herein, each of the Purchasers severally will purchase from the Company, the 5 1/2% Senior Convertible/Exchangeable Notes due 2000 of The Learning Company, Inc. (formerly known as Softkey International, Inc.) (the "Notes") in the principal amounts and at the cash price set forth on Schedule A attached hereto, plus interest on the Notes accrued from the last interest payment date on the Notes up to and including the Closing Date (as defined below) payable by each Purchaser in proportion to the amount of the Notes being purchased by such Purchaser.


                             ARTICLE II

                               CLOSING

            SECTION 2.1 CLOSING DATE. The closing (the "Closing") of the purchase and sale of the Notes contemplated hereby shall take place on such date and at such time as agreed to by the Company and the Purchasers, simultaneously with the closing of the Securities Purchase Agreements dated as of the date hereof (the "Purchase Agreements") between each of the Purchasers and The Learning Company, Inc. ("TLC") (and each such closing shall be conditioned on simulta neously closing the other), but in no event later than three business days following the date upon which all of the conditions to closing set forth in Article V hereof and in the Purchase Agreements are satisfied or waived (the date of the Closing is hereinafter referred to as the "Closing Date"). The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02108-3194, or at such other place as agreed to by the Company and the Purchasers.

            Delivery of the Notes to be purchased by the Purchasers pursuant to this Agreement shall be made at the Closing by the Company delivering to each of the Purchasers, against payment of the purchase price therefor as listed in Schedule A hereto (plus the accrued interest described in Article I) one certificate representing the principal amount of Notes to be purchased by each of the Purchasers as listed in Schedule A hereto registered in the name of such Purchaser or such other person which shall be an affiliate of such Purchaser or a nominee of such Pur chaser or such affiliate as such Purchaser may have designated in writing to the Company at least one business day prior to the Closing Date or duly endorsed for transfer with all signatures thereon guaranteed (the "Transferee"), unless at least two business days prior to the Closing Date such Purchaser shall have requested that the Company deliver more than one certificate representing the Notes in which event the Company will deliver to such Purchaser certificates representing the number of Notes so requested, registered in such name or names specified in such request (subject to the foregoing limitation) or duly endorsed for transfer with all signatures thereon guaranteed and in such principal amounts as shall have been specified in the request. Payment of the purchase price for the Notes to be purchased hereunder shall be made by each Purchaser by wire transfer of immediately available funds.


                             ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            As an inducement to the Purchasers to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to each of the Purchasers as follows:

            SECTION 3.1 DUE INCORPORATION. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of Delaware, with corporate power and corporate authority to own its properties and conduct its business as presently conducted.

            SECTION 3.2 AUTHORITY. The Company has all necessary corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby.

            SECTION 3.3 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not, (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respec tive properties or assets may be bound other than such conflicts, breaches or defaults that are not, individually or in the aggregate, reasonably expected to materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Company or any of its subsidiaries or any of their respective properties or assets, other than such violations that are not, individually or in the aggregate, reasonably expected to impair the ability of the Company to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, as currently in effect. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any governmental agency or body is required to be made or obtained by the Company or any of its subsidiaries for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the sale and delivery of the Notes to be sold and delivered by the Company hereunder.

            SECTION 3.4 ENFORCEABILITY OF AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered by the Company and does not require any further authorization or consent of the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accor dance with its terms.

            SECTION 3.5 TITLE OF THE NOTES. The Company has, and at the Closing Date the Company will have, good and valid title to the Notes to be sold by the Company hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of the Notes and payment therefor pursuant hereto, good and valid title to the Notes, free and clear of all liens, encumbrances, equities or claims, will pass to the Purchasers, assuming that the Purchasers are acquiring the Notes in good faith and without notice of any "adverse claims" within the meaning of Article 8 of the Uniform Commercial Code.


                            ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

            As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Purchasers severally and not jointly, hereby represents and warrants to the Company as follows:


            SECTION 4.1 DUE ORGANIZATION. Purchaser has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate or similar) to own its properties and conduct its business and has been duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

            SECTION 4.2 AUTHORITY. Purchaser has all necessary power and authority (corporate or similar) to enter into this Agreement, and to consummate the transactions contemplated hereby.

            SECTION 4.3 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transac tions contemplated hereby do not and will not, (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Purchaser or any of its subsidiaries pursuant to any agreement, instrument, franchise, license or permit to which Purchaser or any of its subsidiaries is a party or by which any of such entities or their respective proper ties or assets may be bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to Purchaser or any of its subsidiaries or any of their respective properties or assets. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby do not and will not violate or conflict with any provision of the organizational documents of Purchaser or any of its subsidiaries, as currently in effect. No consent, approval, authorization, order, registration, filing, qualifica tion, license or permit of or with any court or any governmental agency or body applicable to Purchaser or any of its subsidiaries or any of their respective proper ties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the sale and delivery of the Notes to be sold and delivered by Purchaser hereunder.

            SECTION 4.4 ENFORCEABILITY OF AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and does not require any further authorization or consent of Purchaser, and is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

            SECTION 4.5 SECURITIES ACT. Purchaser understands that the Notes have not been registered pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act") and that the Notes may only be resold if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available. Purchaser is a sophisticated investor that understands the risks inherent in its purchase of the Notes and can afford a complete loss of its investment in the Notes.

            SECTION 4.6 FUNDS. Purchaser has or will at Closing have sufficient funds to pay, pursuant to Article I hereof, the purchase price set forth opposite its name on Schedule A hereto (plus the accrued interest described in Article I).


                              ARTICLE V

            CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

            SECTION 5.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligations of each of the Purchasers to purchase and pay for the Notes as provided herein shall be subject to the condition that (a) all the representations and warran ties of the Company herein are, on the date hereof and as of the Closing Date, true and correct and (b) that the Company shall have performed all of its obligations hereunder. No Purchaser shall be obligated to purchase and pay for the Notes unless each of the other Purchasers elects to purchase and pay for the Notes.

            SECTION 5.2 CONDITION TO OBLIGATIONS OF EACH PARTY. The obligations of each of the Company and the Purchasers to consummate the transac tions contemplated by this Agreement are subject to the condition that no tempo rary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting or preventing consummation of the transactions contemplated by this Agreement shall be in effect.

            SECTION 5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell the Notes to each of the Purchasers shall be subject to the condition that (a) all the representations and warranties of each of the Purchasers herein are, on the date hereof and as of the Closing Date, true and correct and (b) that each of the Purchasers shall have performed all of their obliga tions hereunder.


                             ARTICLE VI

                        ADDITIONAL COVENANTS

            SECTION 6.1 PAYMENT OF EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

            SECTION 6.2 VOTING AGREEMENT. (a) At any meeting of share holders of TLC, and at any adjournment thereof, at which such shareholders are to vote on the issuance of TLC Series A Convertible Participating Preferred Stock to the Purchasers on terms that are substantially identical to those contained in the Purchase Agreements (the "Preferred Stock Issuance"), the Company will, in person or by proxy, vote or cause to be voted in favor of the Preferred Stock Issuance all shares of TLC Common Stock then owned of record or beneficially by the Company (the "Company Common Stock").

            (b) Until the earlier of the date on which the shareholders of TLC vote upon the Preferred Stock Issuance and the date on which this Agreement is terminated in accordance with Article VII hereof, the Company will not (i) grant to any person (other than the proxies named on the proxy card distributed by TLC in connection with the Preferred Stock Issuance) a proxy to vote the Company Common Stock or (ii) enter into a voting trust or similar agreement or arrangement with respect to the Company Common Stock. Nothing in this Section 6.2 shall restrict the ability of the Company to sell, transfer, or otherwise dispose of any shares of Company Common Stock at any time prior to or following the Closing Date.

                             ARTICLE VII

                             TERMINATION

            Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

            (a) By the mutual written consent of the Purchasers and the Company;

            (b) By any Purchaser or the Company if the Closing has not occurred six months from the date hereof and this Agreement has not previously been terminated; provided, however, that the right to terminate the Agreement under this Section 8(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

            (c) By any Purchaser or the Company if any of the Purchase Agreements are terminated;

            (d) By any Purchaser or the Company if the shareholders of TLC fail to approve the Preferred Stock Issuance; and

            (e) By the Company within 10 days after notice that the Purchase Agreements have been amended in a manner materially adverse to the Company.

            In the event that this Agreement shall be terminated pursuant to this Article VIII, all further obligations of the parties under this Agreement shall be terminated without further liability of any party to any other party, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                             ARTICLE VIII

                            MISCELLANEOUS

            SECTION 8.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of rules thereof.

            SECTION 8.2 SURVIVAL. All representations and warranties, covenants and agreements contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Purchaser or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Purchasers.

            SECTION 8.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No assignment of this Agreement may be made by either party at any time, whether or not by operation of law, without the other party's prior written consent, except that each Purchaser may assign any of its rights hereunder to an affiliate of such Purchaser, or to another Purchaser or any of such other Purchaser's affiliates, without the Company's consent provided that such affiliate expressly assumes in writing all of such Purchaser's obligations hereunder and provided that no such assignment shall relieve the assigning Purchaser of its obligations hereunder.

            SECTION 8.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. The parties agree that the representations and warranties contained herein are only representations and warranties among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

            SECTION 8.5 NOTICES, ETC. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier or courier guaranteeing overnight delivery, addressed (a) if to the Company, at 435 North Michigan Avenue, Chicago, Illinois 60611, Attention: Senior Vice President-Development and Attention: General Counsel, (b) if to affiliates of Thomas H. Lee Company, at 75 State Street, Boston, Massachusetts 02109, Attention: Anthony J. DiNovi, or at such other address as shall have been furnished to the Company, (c) if to affiliates of Bain Capital Inc., at Two Copley Place, Boston, Massachusetts 02116,
Attention: Mark Nunnelly, or at such other address as shall have been furnished to the Company and (d) if to affiliates of Centre Partners Management LLC, at 30 Rockefeller Plaza, Suite 5050, New York, New York 10020, Attention: Paul J. Zepf or at such other addresses as shall have been furnished to the Company with a copy to Louis A. Goodman of Skadden, Arps, Slate, Meagher & Flom LLP at One Beacon Street, Boston, Massachusetts 02108. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

            SECTION 8.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Company or any Purchaser upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Company or any Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or any Purchaser of any breach or default under this Agreement, or any waiver on the part of any such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or the Purchaser, shall be cumulative and not alternative.

            SECTION 8.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

            SECTION 8.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

            SECTION 8.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            SECTION 8.10 NO PUBLIC ANNOUNCEMENT. Neither the Company nor any Purchaser shall make any press release or other public announcement concerning the purchase and sale of the Notes contemplated by this Agreement except (i) as and to the extent that any such party shall be obligated to make any such disclosure by law or the requirements of any applicable national securities exchange and then only after consultation with the other regarding the basis of such obligation and the content of such press release or other public announcement, or (ii) as the Company and the Purchasers shall mutually agree.



            IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed by one of its duly authorized officers as of the date first above written.

                                   TRIBUNE COMPANY


                                   By: /s/ Donald C. Grenesko
                                      ----------------------------
                                      Name: Donald C. Grenesko
                                      Title: Senior Vice President



                                   PURCHASERS:

                                   THOMAS H. LEE EQUITY FUND III, L.P.

                                   By:   THL Equity Advisors III Limited
                                         Partnership, as General Partner

                                   By:   THL Equity Trust III,
                                         as General Partner

                                   By:   /s/ Anthony J. DiNovi
                                         ___________________________
                                         Name:  Anthony J. DiNovi
                                         Title: Vice President


                                   THOMAS H. LEE FOREIGN FUND III, L.P.

                                   By:   THL Equity Advisors III Limited
                                         Partnership, as General Partner

                                   By:   THL Equity Trust III,
                                         as General Partner

                                   By:   /s/ Anthony J. DiNovi
                                         ___________________________
                                         Name:  Anthony J. DiNovi
                                         Title:   Vice President


                                   THOMAS H. LEE COMPANY

                                   By:   /s/ Anthony J. DiNovi
                                         ____________________________
                                         Name:  Anthony J. DiNovi
                                         Title: Managing Director


                                   BAIN CAPITAL FUND V, L.P.

                                   By:   Bain Capital Partners V, L.P.,
                                         as General Partner

                                   By:   Bain Capital Investors V, Inc.,
                                         as General Partner

                                   By:   /s/ Mark E. Nunnelly
                                         ____________________________
                                         Name:  Mark E. Nunnelly
                                         Title: Managing Director


                                   BAIN CAPITAL FUND V-B, L.P.

                                   By:   Bain Capital Partners V, L.P.,
                                         as General Partner

                                   By:   Bain Capital Investors V, Inc.,
                                         as General Partner

                                   By:   /s/ Mark E. Nunnelly
                                         ______________________________
                                         Name:  Mark E. Nunnelly
                                         Title: Managing Director


                                   BCIP ASSOCIATES, L.P.

                                   By:   /s/ Mark E. Nunnelly
                                         ___________________________
                                         Name:  Mark E. Nunnelly
                                         Title: General Partner


                                   BCIP TRUST ASSOCIATES, L.P.

                                   By:   /s/ Mark E. Nunnelly
                                         __________________________
                                         Name:  Mark E. Nunnelly
                                         Title: Managing Director


                                   CENTRE CAPITAL INVESTORS II, L.P.
                                   CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
                                   CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

                                   By:   Centre Partners II, L.P.,
                                         as General Partner

                                   By:   Centre Partners Management LLC,
                                         as Attorney-in-fact

                                   By:   /s/ Jonathan H. Kagan
                                         ___________________________
                                         Managing Director


                                   STATE BOARD OF ADMINISTRATION OF FLORIDA

                                   By:   Centre Parallel Management Partners,
                                          L.P.,
                                         as Manager

                                   By:   Centre Partners Management LLC,
                                         as Attorney-in-fact

                                   By:   /s/ Jonathan H. Kagan
                                         ______________________________
                                         Managing Director


                                   CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.
                                   CENTRE PARTNERS COINVESTMENT, L.P.

                                   By:   Centre Partners II LLC,
                                         as General Partner

                                   By:   /s/ Jonathan H. Kagan
                                         ___________________________
                                         Managing Director




                                   SCHEDULE A


                                                Principal Amount of        Purchase
             Name of Purchaser                 Notes to be Purchased         Price
             -----------------                 ---------------------       --------

Thomas H. Lee Company Entities                      $91,463,400           $75,000,000
    THOMAS H. LEE EQUITY FUND III, L.P.
    THOMAS H. LEE FOREIGN FUND III, L.P.
    THOMAS H. LEE COMPANY
BAIN CAPITAL, INC. ENTITIES                         $34,146,400           $28,000,000
    BAIN CAPITAL FUND V, L.P.
    BAIN CAPITAL FUND V-B, L.P.
    BCIP ASSOCIATES, L.P.
    BCIP TRUST ASSOCIATES, L.P.
CENTRE PARTNERS MANAGEMENT LLC ENTITIES             $24,390,200           $20,000,000
    CENTRE CAPITAL INVESTORS II, L.P.
    CENTRE CAPITAL TAX-EXEMPT INVESTORS II,
       L.P.
    CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.
    STATE BOARD OF ADMINISTRATION OF FLORIDA
    CENTRE PARALLEL MANAGEMENT PARTNERS, L.P.
    CENTRE PARTNERS COINVESTMENT, L.P.
                                            --------------------------   ------------
                                      TOTAL         $150,000,000         $123,000.000